Exhibit 99.1

NanoString Releases Operating Results for Third Quarter of 2021
SEATTLE - November 9, 2021 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the third quarter ended September 30, 2021.
Third Quarter Financial Highlights
•Product and service revenue of $36.9 million, 23% year-over-year growth
•Instrument revenue of $14.5 million, 13% year-over-year growth. Instrument revenue includes:
◦$8.5 million of GeoMx® Digital Spatial Profiler (DSP) instrument revenue, 14% year-over-year growth
◦$6.0 million of nCounter® Analysis System instrument revenue, 11% year-over-year growth
•Consumables revenue of $18.0 million, 32% year-over-year growth. Consumables revenue includes:
◦$4.5 million GeoMx DSP consumables revenue, 224% year-over-year growth
◦$13.5 million of nCounter consumables revenue, 10% year-over-year growth
•Service revenue of $4.4 million, 24% year-over-year growth
•Cash, cash equivalents and short-term investments of $369.9 million at September 30, 2021
“NanoString’s Spatial Biology franchise is having a banner year, as we continue to build on our leadership position in this dynamic market and pursue our mission to map the universe of biology. Our GeoMx DSP instrument orders grew approximately 40%, as our Whole Transcriptome Assays using next generation sequencing readout appealed to customers across both discovery and translational research. We’ve highlighted the power of our new CosMx Spatial Molecular Imager with a newly-released dataset and manuscript that demonstrate in situ imaging of lung cancer samples using both the largest number of RNA targets and currently the only workflow compatible with formalin-fixed paraffin-embedded (FFPE) tissue samples,” said Brad Gray, President & CEO of NanoString. “Meanwhile, our nCounter franchise posted strong instrument placements, while consumables revenue continued to be impacted by residual effects of the pandemic.”
GeoMx DSP
•GeoMx Installed Base: Grew installed base to approximately 225 GeoMx DSP Systems at September 30, 2021, as compared to approximately 100 at September 30, 2020
•Spatial Organ Atlas: In October 2021, released an annotated reference dataset of whole transcriptomes from six organs spatially resolved using GeoMx DSP, providing a publicly-accessible database for understanding organ structure and function
•GeoMx Publications: Increased cumulative peer-reviewed publications to approximately 70 as of September 30, 2021, with approximately 10 new publications during the quarter
CosMx Spatial Molecular Imager (SMI)
•Branding: Introduced the ‘CosMx’ branding for our SMI platform. Together, CosMx SMI and GeoMx DSP represent a compelling portfolio of technologies that span the continuum of applications in spatial biology
•First Public Dataset: Released the first high resolution dataset generated using CosMx SMI, including RNA expression from almost 1,000 genes mapped at single cell and subcellular resolution within eight FFPE non-small lung cancer specimens
•Technology Publication: Published a manuscript in the online journal BioRxiv describing the CosMx SMI technology, performance specifications and applications of the platform
nCounter
•nCounter Installed Base: Grew installed base to approximately 1,030 nCounter Analysis Systems at September 30, 2021, as compared to approximately 915 systems at September 30, 2020
•nCounter Antibody Drug Conjugates (ADC) Development Panel Launch: In October 2021, launched the nCounter ADC Development Panel, a specialized gene expression tool that is designed to provide molecular insights into important biological questions and challenges of oncology therapies
•nCounter Publications: Surpassed 4,900 cumulative peer-reviewed publications utilizing nCounter technology at September 30, 2021
2021 Outlook
The company updated its revenue outlook for 2021, with results expected as follows:
•GeoMx DSP revenue of approximately $49 to $50 million, as compared to previous guidance of $48 to $50 million, driven by instrument orders trending to the top end of the company's 40% to 50% expected annual growth range
•nCounter revenue, inclusive of all service revenue, of $91 to $94 million, as compared to previous guidance of $95 to $97 million, due to reduced consumables utilization caused by the residual effect of the pandemic
•Total product and service revenue of $140 to $144 million, as compared to previous guidance of $143 to $147 million
The company reiterated its full-year outlook on gross margin, operating expenses and adjusted EBITDA.
Third Quarter Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Three Months Ended September 30,
	GAAP		Non-GAAP Adjusted
	2021	2020	2021	2020
Product and service revenue	$36,924	$30,090	$36,924	$30,090
Collaboration revenue	226	1,755	—	—
Total revenue	37,150	31,845	36,924	30,090
Cost of product and service revenue	17,154	13,962	16,346	13,497
Research and development	19,117	14,993	16,566	12,660
Selling, general and administrative	30,253	20,474	23,757	16,622
Adjusted EBITDA	N / A	N / A	$(19,745)	$(12,689)

Non-operating expense, net	(1,887)	(3,733)	(1,887)	(3,733)
Net loss	$(31,261)	$(21,317)	$(21,632)	$(16,422)

	Nine Months Ended September 30,
	GAAP		Non-GAAP Adjusted
	2021	2020	2021	2020
Product and service revenue	$101,950	$75,730	$101,950	$75,730
Collaboration revenue	680	5,324	—	—
Total revenue	102,630	81,054	101,950	75,730
Cost of product and service revenue	48,258	35,691	46,108	34,167
Research and development	51,342	48,234	43,608	41,162
Selling, general and administrative	83,907	66,107	66,432	56,156
Adjusted EBITDA	N / A	N / A	$(54,198)	$(55,755)

Non-operating expense, net	(5,116)	(18,096)	(5,116)	(10,953)
Net loss	$(85,993)	$(87,074)	$(59,314)	$(66,708)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com, supplemental financial data that includes our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the third quarter and the nine months ended September 30, 2021 and for each quarter of and the full year of 2020.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting http://www.directeventreg.com/registration/event/2826727. After registering, an email confirmation will be sent, including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning November 9, 2021 at 7:30pm ET through midnight ET on November 16, 2021. To access the replay, dial (800) 585-8367 or (416) 621-4642 and reference Conference ID: 2826727. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. The company provides three platforms that allow researchers to map the universe of biology. The nCounter® Analysis System, cited in more than 4,900 peer-reviewed publications, offers a way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. NanoString’s GeoMx® Digital Spatial Profiler enables highly multiplexed spatial profiling of RNA and protein targets in various sample types, including FFPE tissue sections, and has been cited in more than 75 peer-reviewed publications. The CosMx Spatial Molecular Imager, with commercial availability expected in 2022, enables highly sensitive, high-resolution imaging of hundreds to thousands of RNAs or proteins directly from single cells within morphologically intact whole tissue sections. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, the impact of new products and expansion into new markets, the growth trajectory of our nCounter and GeoMx franchises, the anticipated launch of new products and technology, our estimated 2021 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Instruments	$14,495	$12,878	$38,056	$32,512
Consumables	18,028	13,650	51,972	33,519
Services	4,401	3,562	11,922	9,699
Total product and service revenue	36,924	30,090	101,950	75,730
Collaboration	226	1,755	680	5,324
Total revenue	37,150	31,845	102,630	81,054
Costs and expenses:
Cost of product and service revenue	17,154	13,962	48,258	35,691
Research and development	19,117	14,993	51,342	48,234
Selling, general and administrative	30,253	20,474	83,907	66,107
Total costs and expenses (a) (b)	66,524	49,429	183,507	150,032
Loss from operations	(29,374)	(17,584)	(80,877)	(68,978)
Other income (expense):
Interest income	153	333	502	1,516
Interest expense	(1,876)	(4,154)	(5,614)	(11,153)
Other income (expense), net	(223)	159	79	(1,116)
Loss on extinguishment of debt and termination of revolving loan facility	—	—	—	(7,143)
Total other expense, net	(1,946)	(3,662)	(5,033)	(17,896)
Net loss before provision for income taxes	(31,320)	(21,246)	(85,910)	(86,874)
Provision for income tax	59	(71)	(83)	(200)
Net loss	$(31,261)	$(21,317)	$(85,993)	$(87,074)
Net loss per share, basic and diluted	$(0.69)	$(0.56)	$(1.90)	$(2.31)
Weighted average shares used in computing basic and diluted net loss per share	45,558	38,081	45,170	37,624

(a) Includes $8.3 million and $5.0 million of stock-based compensation expense for the three months ended September 30, 2021 and 2020, respectively, and $23.7 million and $13.1 million for the nine months ended September 30, 2021 and 2020, respectively.

(b) Includes $1.5 million of depreciation and amortization expense for both three month periods ended September 30, 2021 and 2020, and $4.3 million for both nine month periods ended September 30, 2021 and 2020.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$107,167	$411,848
Short-term investments	262,687	28,883
Accounts receivable, net	35,470	31,100
Inventory, net	31,095	22,959
Prepaid expenses and other	9,548	4,190
Total current assets	445,967	498,980
Property and equipment, net	21,158	20,828
Operating lease right-of-use assets	19,115	21,492
Other assets	7,144	2,895
Total assets	$493,384	$544,195
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,932	$5,313
Accrued liabilities	4,256	4,970
Accrued compensation and other employee benefits	15,951	15,262
Customer deposits	1,327	1,631
Deferred revenue, current portion	6,425	5,610
Operating lease liabilities, current portion	4,589	4,313
Total current liabilities	44,480	37,099
Deferred revenue, net of current portion	2,847	1,843
Long-term debt, net	224,785	172,703
Operating lease liabilities, net of current portion	22,153	25,602
Total liabilities	294,265	237,247
Total stockholders’ equity	199,119	306,948
Total liabilities and stockholders’ equity	$493,384	$544,195

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude reorganization and restructuring costs, certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes and cloud computing arrangement implementation expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including loss on extinguishment of debt, reorganization and restructuring costs, certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes and cloud computing arrangement implementation expenses.

Reconciliation of Adjusted EBITDA ($ in thousands)

	Three Months Ended September 30,
	2021	2020
Net loss - GAAP	$(31,261)	$(21,317)
Collaboration revenue	(226)	(1,755)
Stock-based compensation[1]	8,284	4,983
Depreciation and amortization[2]	1,467	1,487
Interest expense, net	1,723	3,821
Other (income) expense, net	223	(159)
Provision for income tax	(59)	71
Certain collaboration agreement expenses[4]	—	180
Cloud computing arrangement implementation expenses[6]	104	—
Adjusted EBITDA - non-GAAP	$(19,745)	$(12,689)

	Nine Months Ended September 30,
	2021	2020
Net loss - GAAP	$(85,993)	$(87,074)
Collaboration revenue	(680)	(5,324)
Stock-based compensation[1]	23,689	13,077
Depreciation and amortization[2]	4,347	4,301
Interest expense, net	5,112	9,637
Other (income) expense, net	(79)	1,116
Loss on extinguishment of debt and termination of revolving loan facility	—	7,143
Provision for income tax	83	200
Reorganization and restructuring charges[3]	—	629
Certain collaboration agreement expenses[4]	115	540
Recovery of certain previously remitted state and local taxes[5]	(896)	—
Cloud computing arrangement implementation expenses[6]	104	—
Adjusted EBITDA - non-GAAP	$(54,198)	$(55,755)
1 For the three months ended September 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.6 million, $1.6 million and $6.1 million, respectively. For the three months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.3 million, $1.1 million and $3.6 million, respectively. For the nine months ended September 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $1.7 million, $4.6 million and $17.4 million, respectively. For the nine months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.8 million, $2.9 million and $9.4 million, respectively.
2 For the three months ended September 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $1.0 million and $0.3 million, respectively. For the three months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $1.1 million and $0.2 million, respectively. For the nine months ended September 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.5 million, $3.0 million and $0.8 million, respectively. For the nine months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.7 million, $3.0 million and $0.6 million, respectively.
3 For the nine months ended September 30, 2020, our research and development expenses included reorganization and restructuring charges of $0.6 million.
4 For the three months ended September 30, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.2 million. For the nine months ended September 30, 2021, our research and development expenses included expenses related to certain of our collaboration agreements of $0.1 million. For the nine months ended September 30, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.5 million.
5 For the nine months ended September 30, 2021, our selling, general and administrative expenses included recoveries related to certain previously remitted state and local taxes of $0.9 million.
6 For the three and nine months ended September 30, 2021, our selling, general and administrative expenses included cloud computing arrangement implementation expenses of $0.1 million.